Exhibit 99.1

N E W S R E L E A SE

For Immediate Release	One American Row PO Box 5056 Hartford CT 06102-5056 www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Naomi Baline Kleinman, 860-403-7100 pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Provides Second Quarter 2014 Unaudited Statutory Results for Phoenix Life Insurance Company (PLIC) and Estimated Operating Metrics

●	PLIC statutory surplus and asset valuation reserve of $751.7 million, up $16.5 million from year-end 2013
●	PLIC first half 2014 statutory net gain from operations of $39.2 million; net loss of $4.6 million for second quarter
●	Strong second quarter 2014 operating metrics including annuity deposits, policy persistency and Saybrus EBITDA

Hartford, Conn., Aug. 15, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) today provided second quarter 2014 unaudited statutory results for its principal operating subsidiary, Phoenix Life Insurance Company (PLIC), and estimated operating metrics for the same period.
“PLIC’s statutory results for the first half of the year remained positive, with modest year-to-date improvement in capital,” said James D. Wehr, president and chief executive officer. “At the same time, Phoenix’s key operating metrics for the second quarter demonstrate the ongoing strength of the franchise, with strong levels of annuity deposits, modestly favorable mortality, very low life surrender rates and the highest level of quarterly EBITDA Saybrus has ever generated.”

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SECOND QUARTER 2014 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY
PLIC today filed its unaudited statutory financial statements for the quarter ended June 30, 2014 with the New York State Department of Financial Services on time. The following are highlights from that filing:
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PLIC’s statutory surplus and asset valuation reserve was $751.7 million at June 30, 2014 and $735.2 million at Dec. 31, 2013. The $16.5 million increase reflects earnings in the first six months of the year, partially offset by $26.5 million in dividends PLIC paid to the parent holding company and $31.0 million in net negative prior period adjustments.

●	PLIC’s estimated risk-based capital ratio was 333% at June 30, 2014, compared with 337% at Dec. 31, 2013. The decrease was largely driven by an increase in the interest rate risk charge.
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PLIC reported a statutory net loss from operations of $4.6 million and a statutory net loss of $4.1 million for the quarter ended June 30, 2014, compared with a statutory net gain from operations of $43.8 million and statutory net income of $47.6 million for the quarter ended March 31, 2014.  The change was driven by less favorable mortality, higher expenses and lower net investment income. Year-to-date through June 30, 2014, PLIC had a statutory net gain from operations of $39.2 million and statutory net income of $43.5 million.

●	PLIC reported statutory net investment income of $147.7 million for the quarter ended June 30, 2014.

SECOND QUARTER 2014 ESTIMATED OPERATING METRICS FOR THE PHOENIX COMPANIES, INC.
The following are currently estimated operating metrics for the second quarter of 2014 for The Phoenix Companies, Inc.:
●	Annuity deposits of $201.0 million for the second quarter of 2014.
●	Net annuity flows (deposits less surrenders) of $(30.6) million for the second quarter of 2014.
●	Annuity funds under management of $5.6 billion at June 30, 2014.
●	Life insurance annualized premium of $0.8 million for the second quarter of 2014.
●	Gross life insurance in-force of $100.7 billion at June 30, 2014.
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Second quarter 2014 mortality was modestly favorable compared with expectations, driven by favorable results in the closed block. Open block mortality was modestly unfavorable. Year-to-date mortality for both the open and closed blocks is favorable compared with expectations.

●	Second quarter 2014 total individual life surrenders at an annualized rate of 3.9%, and closed block life policies at an annualized rate of 3.6%.
●	Second quarter 2014 annuity surrenders at an annualized rate of 12.2%.

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Holding company cash and non-affiliated securities totaled $154.4 million at June 30, 2014, including $26.5 million in dividends paid from PLIC. PLIC has remaining dividend capacity of $32.2 million for 2014.

●	Saybrus Partners had EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of $2.0 million and total revenues of $9.6 million for the second quarter of 2014.

MOST CURRENT ASSESSMENT OF FINANCIAL CONDITION
The Phoenix Companies, Inc. today advised that the second quarter 2014 unaudited statutory financial results for its insurance company subsidiaries filed with their domiciliary state insurance regulators should be relied upon as the most current assessment of their respective financial conditions.
The Phoenix Companies, Inc. noted that statutory results of its insurance company subsidiaries are not indicative of, and are not a replacement for, its consolidated GAAP results. Because of the differences between statutory and GAAP accounting principles, variances between the statutory financial results of its insurance company subsidiaries and their or The Phoenix Companies, Inc.’s GAAP financial information are likely to be material.

CONFERENCE CALL
Phoenix will host a conference call today at 10 a.m. EDT to present information on the company’s 2013 financial results, and second quarter 2014 estimated operating metrics and unaudited statutory results for its principal operating subsidiary, Phoenix Life Insurance Company (PLIC), and other matters. Presentation materials and a live broadcast will be available on the company’s website, www.phoenixwm.com, under “Investor Relations.” The live broadcast also can be accessed by telephone at 517-308-9305 (Passcode: PHOENIX). A replay will be available through Aug. 29, 2014 by telephone at 203-369-0945 (Passcode: 5505) and on the company’s website.

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ABOUT PHOENIX
The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and in accordance with the amended administrative order entered by the SEC with respect to the Company and its wholly owned subsidiary, PHL Variable Insurance Company (“PHL Variable”), and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement and the failure by the Company and PHL Variable to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to resume a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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